Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
June 24, 2022	Dana Schroering, Contessa (502) 727-0193, dschroering@contessahealth.com Memorial Hermann media.relations@memorialhermann.org

Memorial Hermann and Contessa Partner to Provide Patients New At-Home Care Options

This partnership gives patients options of where to receive inpatient, rehabilitation, and palliative care

Houston, TX and Nashville, TN – June 24, 2022– Memorial Hermann Health System is pleased to announce a new partnership with the nation’s leading high-acuity home care provider Contessa, an Amedisys company (NASDAQ: AMED), to deliver home-based medical, rehabilitation and palliative care to its patients.

Through the partnership, Memorial Hermann will be able to offer acute hospital care, post-hospitalization skilled nursing care, and palliative care to patients from the convenience of their own homes, rather than only the traditional brick-and-mortar inpatient or rehabilitation facilities. Contessa’s hospital care at home model is proven to reduce readmission rates by 44 percent, decrease hospital length of stay by 35 percent, and achieve a patient satisfaction rate of more than 90 percent.

“Our new partnership with Contessa exemplifies Memorial Hermann’s commitment to deploying innovative care models by transforming our service lines to put the patient experience front and center,” said Dr. David Callender, President and CEO of Memorial Hermann. “Offering at-home care options gives our patients more convenient choices and truly puts them at the center of care delivery.”

Based on meeting eligibility criteria and the consent of the patient, participating patients will be discharged directly from the Emergency Center without ever being admitted as inpatient and transferred home as soon as possible with easy-to-use remote patient monitoring devices. Immediately, patients will begin receiving both in-person and virtual visits from their care team daily. This care delivery model allows patients to recover in the familiarity of their own home, while receiving expert medical care from trusted Memorial Hermann clinicians and providers.

In addition to hospital care at home, patients will also be able to choose if they would like to receive rehabilitation care at home. Skilled nursing care at home gives patients who are eligible for admission to a skilled nursing facility after a hospital stay the option to receive rehabilitation and other medical services in the comfort of their home.

Palliative care at home provides additional support to seriously ill patients, their families, and their caregivers. Patients are provided with complete coordinated care through in-home or virtual visits from Memorial Hermann care team members; 24-hour services such as physical, emotional, and spiritual support; and in-depth discussions about their conditions and treatment plans, as well as social services.

“We are honored to partner with Memorial Hermann to deliver high-acuity care directly in patients’ homes,” said Travis Messina, Contessa’s chief executive officer. “Memorial Hermann is committed to investing in community-based care. Contessa’s comprehensive home-based care model mirrors that vision and ensures patients have access to the right care, at the right time, and in the right place. Together, we are redefining healthcare for Southeast Texans.”

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About Memorial Hermann

Charting a better future. A future that’s built upon the HEALTH of our community. This is the driving force for Memorial Hermann, redefining health care for the individuals and many diverse populations we serve. Our 6,200 affiliated physicians and 29,000 employees practice the highest standards of safe, evidence-based, quality care to provide a personalized and outcome-oriented experience across our more than 270 care delivery sites. As one of the largest not-for-profit health systems in Southeast Texas, Memorial Hermann has an award-winning and nationally acclaimed Accountable Care Organization, 17* hospitals and numerous specialty programs and services conveniently located throughout the Greater Houston area. Memorial Hermann-Texas Medical Center is one of the nation’s busiest Level I trauma centers and serves as the primary teaching hospital for McGovern Medical School at UTHealth. For more than 115 years, our focus has been the best interest of our community, contributing more than $400 million annually through school-based health centers and other community benefit programs. Now and for generations to come, the health of our community will be at the center of what we do – charting a better future for all.

*Memorial Hermann Health System owns and operates 14 hospitals and has joint ventures with three other hospital facilities, including Memorial Hermann Surgical Hospital First Colony, Memorial Hermann Surgical Hospital Kingwood and Memorial Hermann Rehabilitation Hospital-Katy.

About Contessa

Based in Nashville, Contessa is the leader and pioneer of Home Recovery Care, a risk-based model that combines all the essential elements of inpatient hospital care in the comfort of patients’ homes. Founded in 2015, Contessa utilizes Care Convergence – a proprietary technology platform – to power the seamless delivery of Home Recovery Care that is safe, affordable and improves patient outcomes. Contessa’s turnkey solution provides upfront savings to health plans, enables health systems to reinvent their care delivery model and helps physicians deliver a better experience for patients. For more information, visit contessahealth.com or follow us at @contessahealth.

About Amedisys:

Amedisys, Inc. is a leading healthcare at home company delivering personalized home health, hospice and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 2,900 hospitals and 78,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With approximately 21,000 employees in 519 care centers within 39 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 418,000 patients and clients in need every year. For more information about the company, please visit: www.amedisys.com.

Forward-Looking Statements:

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should,” “will” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: the impact of the novel coronavirus pandemic (“COVID-19”), including the measures that have been and may be taken by governmental authorities to mitigate it, on our business, financial condition and results of operations, changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, competition in the healthcare industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, our ability to keep our patients and employees safe, changes in payments and covered services by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, widespread protest or civil unrest, our ability to integrate, manage and keep our information systems secure, our ability to realize the anticipated benefits of acquisitions, and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking, and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.